Exhibit 99

NEWS

ANADARKO ANNOUNCES FIRST-QUARTER 2014 RESULTS

INCREASES MIDPOINT OF 2014 SALES-VOLUME GUIDANCE
BY 3.5 MILLION BOE

HOUSTON, May 5, 2014 - Anadarko Petroleum Corporation (NYSE: APC) today announced its financial and operating results for the first quarter of 2014, including a first-quarter net loss attributable to common stockholders of $2.669 billion, or $5.30 per share (diluted). The net loss includes certain items typically excluded by the investment community in published estimates, which in aggregate decreased net income by $3.308 billion or $6.56 per share (diluted) on an after-tax basis,(1) including both a contingent loss of $4.018 billion associated with the Tronox Adversary Proceeding settlement agreement and a $946 million gain associated with the sale of a portion of Anadarko’s interest in Offshore Area 1 in Mozambique. Cash flow from operating activities in the first quarter of 2014 was $1.729 billion, and discretionary cash flow totaled $2.523 billion.(2)

FIRST-QUARTER 2014 HIGHLIGHTS

•
Delivered record daily sales volumes of 819,000 barrels of oil equivalent (BOE) per day, highlighted by a same-store-sales increase of approximately 69,000 BOE per day (12 percent) from the U.S. onshore relative to the first quarter of 2013(3)

•	Achieved startup of the Lancaster cryogenic plant and Front Range pipeline, facilitating continued growth of Anadarko’s Wattenberg field in Colorado

•	Announced a $1.075 billion China divestiture and closed both the $2.64 billion sale of a portion of its interest in Mozambique’s Offshore Area 1 and the $581 million Pinedale/Jonah divestiture

•	Installed the topsides, umbilicals and export pipelines at the Lucius spar in the Gulf of Mexico

“Our operating performance during the first quarter was outstanding, delivering record sales volumes that were above the high end of the guidance,” said Al Walker, Anadarko Chairman, President and CEO. “Our people and portfolio continue to demonstrate the ability to deliver sustained growth and, with the uncertainty associated with the Tronox litigation largely behind us, we have the confidence and flexibility to further accelerate growth. We are raising the midpoint of our full-year sales-volume guidance by 3.5 million BOE, with only a modest increase in our capital program. We also continue to actively manage our portfolio and evaluate other means to drive shareholder value.”

OPERATIONS SUMMARY
During the first quarter, Anadarko’s U.S. oil sales volumes were approximately 10,000 barrels per day above the midpoint of guidance, primarily driven by growth in the Wattenberg field, Eagleford Shale and Delaware Basin. Anadarko’s first-quarter 2014 sales volumes of natural gas, crude oil and natural gas liquids (NGLs) totaled 74 million BOE, or an average of 819,000 BOE per day, including 17,000 BOE per day associated with the announced or closed divestitures of the company’s interests in China’s Bohai Bay and Wyoming’s Pinedale/Jonah area.
The Wattenberg field achieved a 19,000-barrels-per-day increase in liquids volumes over the first quarter of 2013, representing a 30-percent year-over-year increase. The Eagleford Shale also contributed to the first-quarter growth with a 46-percent year-over-year increase in liquids sales volumes, more than half of which was oil. The Delaware Basin, which includes the company’s increased activity in the Wolfcamp Shale, provided a 6,000-barrels-per-day increase in liquids sales volumes.
Anadarko also continued to advance its deepwater mega projects in the Gulf of Mexico, as it successfully installed the topsides at the Lucius spar and has nearly completed construction on the hull of the Heidelberg spar. Both projects remain on schedule and on budget with first oil anticipated in the second half of 2014 and in 2016, respectively.
In Mozambique, successful appraisal drilling activities in the Orca field increased the total estimated recoverable resources in Anadarko’s Offshore Area 1 to a range of 50 to 70-plus trillion cubic feet of natural gas. In addition, Anadarko continued to advance the Mozambique LNG project by adding incremental non-binding LNG off-take agreements.

OPERATIONS REPORT
For details on Anadarko’s operations and exploration program, including detailed tables illustrating same-store sales information, please refer to the comprehensive report on first-quarter 2014 activity. The report is available at www.anadarko.com.

FINANCIAL SUMMARY
Subsequent to quarter end, Anadarko announced a $5.15 billion settlement agreement in the Tronox Adversary Proceeding, representing a principal sum of approximately $3.98 billion plus interest. The settlement agreement is subject to recommendation by the Bankruptcy Court, approval by the District Court, and the issuance of an injunction barring similar claims from being asserted by third parties.

“During the quarter, we generated more than $2.5 billion of discretionary cash flow, closed the Mozambique and Pinedale/Jonah transactions and ended the quarter in a very strong financial position with approximately $6 billion of cash on hand, plus access to our $5 billion revolving credit facility,” said Anadarko Executive Vice President, Finance and CFO, Bob Gwin. “The strength of our balance sheet, high-margin cash-generating capability and proceeds from asset monetizations provide the capability to fund the Tronox settlement, along with the flexibility to expand our robust 2014 capital program and support additional methods to enhance value.”

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Tuesday, May 6, 2014, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss first-quarter results, current operations and the company’s outlook for the remainder of 2014. The dial-in number is 855.812.0464 in the United States or 970.300.2271 internationally. The confirmation number is 23315867. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) See the accompanying table for a reconciliation of same-store sales. “Same-store” sales volumes are intended to present performance of Anadarko’s continuing asset base, giving effect to recently announced or closed divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2013, the company had approximately 2.79 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including court approval of the settlement agreement related to the

Tronox Adversary Proceeding, issuance of the injunction and dismissal with prejudice of the claims asserted in the Adversary Proceeding, Anadarko’s ability to consummate the transaction described in this news release, achieve its production targets, successfully manage its capital expenditures, achieve production and budget expectations on its mega projects, and to successfully plan, secure necessary government approvals, finance, build and operate the necessary infrastructure and LNG park. See “Risk Factors” in the company’s 2013 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “recoverable resources” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. Investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2013, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Bill Tedesco, william.tedesco@anadarko.com, 832.636.3375
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended March 31, 2014
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlements*	$(363)	$(230)	$(0.46)
Gains (losses) on divestitures, net	1,459	942	1.87
Impairments	(3)	(2)	—
Tronox-related contingent loss	(4,300)	(4,018)	(7.97)
	$(3,207)	$(3,308)	$(6.56)

*
For the quarter ended March 31, 2014, this includes $(123) million related to commodity derivatives, $(238) million related to other derivatives, and $(2) million related to gathering, processing, and marketing sales.

	Quarter Ended March 31, 2013
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlements*	$(246)	$(156)	$(0.31)
Gains (losses) on divestitures, net	144	90	0.18
Impairments	(29)	(19)	(0.04)
Algeria exceptional profits tax settlement	(33)	—	—
	$(164)	$(85)	$(0.17)

*
For the quarter ended March 31, 2013, this includes $(334) million related to commodity derivatives, $92 million related to other derivatives, and $(4) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended
	March 31,
millions	2014	2013
Net cash provided by operating activities	$1,729	$2,503
Add back
Algeria exceptional profits tax settlement	—	(450)
Change in accounts receivable	266	(40)
Change in accounts payable and accrued expenses	63	158
Change in other items—net	(55)	(118)
Current taxes related to Mozambique monetization	520	—
Discretionary cash flow from operations	$2,523	$2,053

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended
	March 31,
millions	2014	2013
Discretionary cash flow from operations	$2,523	$2,053
Less capital expenditures*	2,568	1,747
Free cash flow	$(45)	$306

*	Includes Western Gas Partners, LP (WES) capital expenditures of $170 million for the three months ended March 31, 2014, and $299 million for the three months ended March 31, 2013.

	Quarter Ended		Quarter Ended
	March 31, 2014		March 31, 2013
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(2,669)	$(5.30)	$460	$0.91
Certain items affecting comparability	(3,308)	(6.56)	(85)	(0.17)
Adjusted net income (loss)	$639	$1.26	$545	$1.08

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

March 31,
millions	2014
Total debt	$13,569
Less cash and cash equivalents	5,924
Net debt	$7,645

Net debt	$7,645
Stockholders’ equity	19,120
Adjusted capitalization	$26,765

Net debt to adjusted capitalization ratio	29%

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions except per-share amounts	2014	2013
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$1,217	$807
Oil and condensate sales	2,424	2,377
Natural-gas liquids sales	386	303
Gathering, processing, and marketing sales	311	231
Gains (losses) on divestitures and other, net	1,506	175
Total	5,844	3,893
Costs and Expenses
Oil and gas operating	313	247
Oil and gas transportation and other	266	255
Exploration	299	264
Gathering, processing, and marketing	252	199
General and administrative	298	275
Depreciation, depletion, and amortization	1,124	1,022
Other taxes	314	280
Impairments	3	29
Algeria exceptional profits tax settlement	—	33
Total	2,869	2,604
Operating Income (Loss)	2,975	1,289
Other (Income) Expense
Interest expense	183	164
(Gains) losses on derivatives, net	453	191
Other (income) expense, net	1	(6)
Tronox-related contingent loss	4,300	—
Total	4,937	349
Income (Loss) Before Income Taxes	(1,962)	940
Income tax expense (benefit)	664	456
Net Income (Loss)	(2,626)	484
Net income (loss) attributable to noncontrolling interests	43	24
Net Income (Loss) Attributable to Common Stockholders	$(2,669)	$460
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(5.30)	$0.91
Net income (loss) attributable to common stockholders—diluted	$(5.30)	$0.91
Average Number of Common Shares Outstanding—Basic	504	501
Average Number of Common Shares Outstanding—Diluted	504	503

Exploration Expense
Dry hole expense	$121	$158
Impairments of unproved properties	77	19
Geological and geophysical expense	43	37
Exploration overhead and other	58	50
Total	$299	$264

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions	2014	2013
Cash Flows from Operating Activities
Net income (loss)	$(2,626)	$484
Depreciation, depletion, and amortization	1,124	1,022
Deferred income taxes	46	162
Dry hole expense and impairments of unproved properties	198	177
Impairments	3	29
(Gains) losses on divestitures, net	(1,459)	(144)
Total (gains) losses on derivatives, net	461	199
Net cash from settlement of derivative instruments	(98)	47
Tronox-related contingent loss	4,300	—
Other	54	77
Algeria exceptional profits tax settlement	—	450
(Increase) decrease in accounts receivable	(266)	40
Increase (decrease) in accounts payable and accrued expenses	(63)	(158)
Other items—net	55	118
Net Cash Provided by Operating Activities	$1,729	$2,503

Capital Expenditures	$2,568	$1,747

	March 31,	December 31,
millions	2014	2013
Condensed Balance Sheets
Cash and cash equivalents	$5,924	$3,698
Accounts receivable, net of allowance	3,049	2,722
Other current assets	691	688
Net properties and equipment	40,564	40,929
Other assets	2,278	2,082
Goodwill and other intangible assets	5,597	5,662
Total Assets	$58,103	$55,781
Other current liabilities	$5,779	$5,703
Tronox-related contingent liability	5,150	—
Long-term debt	13,569	13,065
Deferred income taxes	9,343	9,245
Other long-term liabilities	3,345	4,118
Stockholders’ equity	19,120	21,857
Noncontrolling interests	1,797	1,793
Total Liabilities and Equity	$58,103	$55,781
Capitalization
Total debt	$13,569	$13,565
Stockholders’ equity	19,120	21,857
Total	$32,689	$35,422

Capitalization Ratios
Total debt	42%	38%
Stockholders’ equity	58%	62%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended March 31, 2014
United States	2,697	180	99	243	16	9	$5.01	$94.84	$43.35
Algeria	—	60	—	—	5	—	—	108.55	—
Other International	—	30	—	—	3	—	—	108.14	—
Total	2,697	270	99	243	24	9	$5.01	$99.37	$43.35

Quarter Ended March 31, 2013
United States	2,689	159	88	242	14	8	$3.33	$97.32	$38.17
Algeria	—	53	—	—	5	—	—	112.91	—
Other International	—	45	—	—	4	—	—	111.32	—
Total	2,689	257	88	242	23	8	$3.33	$102.97	$38.17

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE
Quarter Ended March 31, 2014	819		74
Quarter Ended March 31, 2013	793		71

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
		Crude Oil &			Crude Oil &
millions	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
Quarter Ended March 31, 2014
United States	$1,217	$1,540	$386	$(81)	$(16)	$—
Algeria	—	582	—	—	5	—
Other International	—	302	—	—	—	—
Total	$1,217	$2,424	$386	$(81)	$(11)	$—

Quarter Ended March 31, 2013
United States	$807	$1,393	$303	$67	$1	$2
Algeria	—	537	—	—	(19)	—
Other International	—	447	—	—	—	—
Total	$807	$2,377	$303	$67	$(18)	$2

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 5, 2014

	2nd Qtr			Full Year
	Guidance *			Guidance *

	Units			Units

Total Sales Volumes (MMBOE)	72	—	74	293	—	298
Total Sales Volumes (MBOE/d)	791	—	813	803	—	816

Crude Oil (MBbl/d)	276	—	280	275	—	281

United States	186	—	190	188	—	192
Algeria	67	—	68	67	—	69
Ghana	19	—	20	19	—	20

Natural Gas (MMcf/d)

United States	2,525	—	2,575	2,475	—	2,525

Natural Gas Liquids (MBbl/d)

United States	100	—	110	105	—	115
Algeria	—	—	—	1	—	2

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl)	(1.00)	—	2.00	(1.00)	—	2.00

United States	(5.00)	—	—	(5.00)	—	—
Algeria	5.00	—	10.00	5.00	—	10.00
Ghana	3.00	—	8.00	4.00	—	9.00

Natural Gas ($/Mcf)

United States	(0.50)	—	(0.25)	(0.30)	—	(0.20)

* All volumes exclude the impact from China and Pinedale/Jonah.

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 5, 2014

	2nd Qtr			Full Year
	Guidance *			Guidance *

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	50	—	70	240	—	260
Minerals and Other	45	—	55	190	—	210

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.80	—	4.00	3.90	—	4.10
Oil & Gas Transportation/Other	3.55	—	3.75	3.75	—	3.85
Depreciation, Depletion, and Amortization	14.00	—	14.50	14.25	—	14.75
Production Taxes (% of Product Revenue)	7.5%	—	8.5%	8.0%	—	9.0%

	$ MM			$ MM

General and Administrative	290	—	310	1,150	—	1,250
Exploration Expense
Non-Cash	100	—	150	650	—	750
Cash	105	—	115	400	—	450
Interest Expense (net)	180	—	185	735	—	745
Other (Income) Expense	40	—	50	135	—	155

Tax Rate
Algeria (All current)	45%	—	55%	45%	—	55%
Rest of Company (10% current for Q2 and FY)	50%	—	60%	40%	—	50%

Avg. Shares Outstanding (MM)
Basic	504	—	505	504	—	505
Diluted	505	—	506	507	—	508

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	2,100	—	2,300	8,400	—	8,800

* Excludes items affecting comparability

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of May 5, 2014

			Weighted Average Price per Barrel
		Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Fixed Price - Financial
2014
WTI		70	$96.03
Brent		37	$109.19
		107	$100.58

		Volume	Weighted Average Price per MMBtu
		(thousand
		MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2014		600	$2.75	$3.75	$5.01
2015		635	$2.75	$3.75	$4.76

Fixed Price - Financial
2014		600	$4.26

Extendable
2014 (through June)	Fixed Price	400	$4.19
2014 (July - December)	Swap	400			$4.19

Interest-Rate Derivatives
As of May 5, 2014

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$750 Million	June 2014	June 2024	6.00%	3M LIBOR
Swap	$1,100 Million	June 2014	June 2044	5.57%	3M LIBOR
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$750 Million	Sept. 2016	Sept. 2046	5.86%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended March 31, 2014				Quarter Ended March 31, 2013
		Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,397	125	92	617	2,244	97	77	548
Deepwater Gulf of Mexico	275	46	6	98	362	50	8	118
International and Alaska	—	87	—	87	—	95	—	95
Same-Store Sales	2,672	258	98	802	2,606	242	85	761
China and Pinedale/Jonah	25	12	1	17	83	15	3	32
Total	2,697	270	99	819	2,689	257	88	793